As filed with the Securities and Exchange Commission on January 7, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 31, 2008

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As previously announced, upon completion of the merger of Merrill Lynch & Co. and Bank of America Corporation (the “Registrant”), John Thain became the President of Global Banking, Securities and Wealth Management, a newly created unit consisting of what was in Global Corporate and Investment Banking and much of what was in Global Wealth and Investment Management. Accordingly, effective December 31, 2008, Keith Banks ceased in his role as President, Global Wealth and Investment Management and as an executive officer of the Registrant. Mr. Banks will continue to serve in a leadership role with Global Wealth and Investment Management serving as Head of Global Private Client, Institutional and Investment Management with responsibility for US Trust, Columbia Management, Institutional Retirement and Philanthropy, and Alternative Investments Asset Management.

On December 31, 2008, Neil Cotty ceased in his role as principal accounting officer of the Registrant. He will continue to serve in a leadership role as the Chief Financial Officer of Global Banking, Securities and Wealth Management. Craig Rosato, 44, Chief Accounting Officer, was appointed as principal accounting officer of the Registrant, effective December 31, 2008. Mr. Rosato joined the Registrant in 1996 as a vice president in the Finance Group and has served in various capacities since that time. In February 2000, Mr. Rosato joined the Consumer Finance Group and managed the liquidation of the auto leasing, sub-prime real estate and manufactured housing businesses. From June 2004 until February 2007, he served as the Commercial Credit Risk executive in Enterprise Credit Risk. Prior to his current role, Mr. Rosato served as the Controller for the Global Consumer & Small Business Banking Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Teresa M. Brenner
Teresa M. Brenner
Associate General Counsel

Dated: January 7, 2009